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Chase Securities, Inc.
One Chase Manhattan Plaza
New York, New York 10081




CHASE






October 11, 1995




Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1500
Buffalo, New York  14203


Dear Ms. Cambas:


This is to advise you that in connection with the distribution of commercial paper for the National Fuel Gas Company from July 1, 1995 to September 29, 1995 all sales and resales on your behalf by Chase Securities, Inc. were made only to those customers included in the Confidential List retained by the corporation of National Fuel Gas Company's commercial paper program. The issuance of National Fuel Gas Company commercial paper and sales thereof were made in accordance with the provisions of that program. A summary of all trade activity for the quarter is attached.


Sincerely,

/s/ Anton J. Schubert

Anton J. Schubert
Vice President



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Chase Securities, Inc.
One Chase Manhattan Plaza
New York, New York  10081




CHASE                                                October 11, 1995




                        NATIONAL FUEL GAS COMPANY

                     Third Quarter Performance Report


PAR          ISSUE     MATURITY
AMOUNT       DATE      DATE      RATE   YIELD     TERM      TYPE

15,000,000   07/07/95  07/21/95  5.90   5.9136    14 Days   Discounted
10,000,000   07/14/95  07/31/95  5.91   5.9264    17 Days   Discounted
15,000,000   07/21/95  08/10/95  5.86   5.8791    20 Days   Discounted
10,000,000   07/24/95  08/25/95  5.85   5.8806    32 Days   Discounted
10,000,000   07/24/95  08/15/95  5.85   5.8710    22 Days   Discounted
10,000,000   07/26/95  08/28/95  5.85   5.8815    33 Days   Discounted
20,000,000   07/31/95  10/04/95  5.80   5.8614    65 Days   Discounted
 5,000,000   08/03/95  09/22/95  5.82   5.8674    50 Days   Discounted
10,000,000   08/10/95  09/27/95  5.82   5.8655    48 Days   Discounted
10,000,000   08/17/95  09/08/95  5.85   5.8709    22 Days   Discounted
10,000,000   08/24/95  10/26/95  5.80   5.8594    63 Days   Discounted
 5,000,000   08/24/95  09/18/95  5.82   5.8436    25 Days   Discounted
 5,000,000   08/25/95  10/13/95  5.82   5.8665    49 Days   Discounted
10,000,000   08/25/95  10/20/95  5.82   5.8732    56 Days   Discounted
 5,000,000   08/28/95  10/24/95  5.81   5.8639    57 Days   Discounted
 5,000,000   09/05/95  11/10/95  5.80   5.8623    66 Days   Discounted
10,000,000   09/08/95  11/17/95  5.79   5.8559    70 Days   Discounted
 5,000,000   09/15/95  11/27/95  5.75   5.8178    73 Days   Discounted
 5,000,000   09/15/95  11/27/95  5.75   5.8178    73 Days   Discounted
10,000,000   09/19/95  12/19/95  5.72   5.8039    91 Days   Discounted
10,000,000   09/22/95  12/04/95  5.75   5.8178    73 Days   Discounted

___________

195,000,000



                                 /s/ Anton J. Schubert
                                 Anton J. Schubert, Vice President